SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ X ] Preliminary proxy statement            [  ]  Confidential, for use of the
[  ]  Definitive proxy statement                   Commission only (as permitted
[  ]  Definitive additional materials              by Rule 14a-6(e)(2))
[  ]  Soliciting material pursuant to
      Sec. 240.14a-11(c) or Sec. 240.14a-12

                         DIMENSIONAL VISIONS GROUP, LTD.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing party:

         -----------------------------------------------------------------------
     (4) Date filed:

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


                         DIMENSIONAL VISIONS GROUP, LTD.

8855 North Black Canyon Highway, Suite 2000        2301 West Dunlap Avenue
          Phoenix, Arizona 85021                   Phoenix, Arizona 85021
  Until approximately December 15, 1997    After approximately December 15, 1997

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 8, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Dimensional Visions Group, Ltd., a Delaware corporation (the "Company"), will be held on January 8, 1998 at 10:00 a.m. at the offices of Gammage & Burnham
P.L.C., Two North Central Avenue, Suite 1800, Phoenix, Arizona 85004, (the "Meeting") for the purpose of considering and voting upon the following matters:

                  1. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.001 par value per share (collectively, the "Common Stock") pursuant to which each twenty-five shares of Common Stock then outstanding will be converted into one share of Common Stock.

                  2. To authorize the change of the name of the Company from Dimensional Visions Group, Ltd. to Dimensional Visions Incorporated.

                  3. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

         The Board of Directors has fixed the close of business on December 4, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 8855 North Black Canyon Highway, Suite 2000, Phoenix, Arizona 85021 (until approximately December 15, 1997 and, thereafter, at 2301 West Dunlap Avenue, Phoenix, Arizona 85021), and will be available at the Meeting at the offices of Gammage & Burnham P.L.C.

                                             By Order of the Board of Directors,



                                             GEORGE S. SMITH,
                                             Chairman of the Board

Phoenix, Arizona
December 1, 1997

         WHETHER  OR NOT  YOU  PLAN  TO  ATTEND  THE  MEETING,  PLEASE  PROMPTLY
COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         DIMENSIONAL VISIONS GROUP, LTD.

8855 North Black Canyon Highway, Suite 2000       2301 West Dunlap Avenue
           Phoenix, Arizona 85021                 Phoenix, Arizona 85021
  Until approximately December 15, 1997    After approximately December 15, 1997

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JANUARY 8, 1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dimensional Visions Group, Ltd., a Delaware corporation (the "Company"), of proxies for use at the Special Meeting of Stockholders to be held on January 8, 1998 at 10:00 a.m. at the offices of Gammage & Burnham P.L.C., Two North Central Avenue, Suite 1800, Phoenix, Arizona 85004, and at any adjournments thereof (the "Meeting").

         All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

         THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT DECEMBER 1, 1997.


Voting Securities and Votes Required
------------------------------------

         The holders of record of the Company's shares of stock at the close business on December 4, 1997, as listed below, are entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof:

                  1. There were 73,257,720 shares of Common Stock, $.001 par value ("Common Stock"), issued and outstanding. Each share of Common Stock is entitled to one (1) vote for each matter considered;

                  2. There were 25,500 shares of First Series A Convertible 5% Preferred Stock ("Series A") issued and outstanding. Each share of Series A is entitled to forty (40) votes for each matter considered;

                  3. There were 5,000 shares of Second Series B Convertible 8% Preferred Stock ("Series B") issued and outstanding. Each share of Series B is entitled to one hundred (100) votes for each matter considered;

                  4. There were 18,681 shares of Series C Convertible Preferred Stock ("Series C") issued or to be issued and outstanding. Each share of Series C Stock is entitled to ten (10) votes for each matter considered;

                  5. There were 2,150 shares of Third Series S Convertible Participating Preferred Stock ("Series S") issued and outstanding. Each share of Series S is entitled to one hundred (100) votes for each matter considered; and

                  6. There were 167,547 shares of Fourth Series P Convertible Participating Preferred Stock ("Series P") issued and outstanding. Each share of Series P is entitled to ten (10) votes for each matter considered.

         Series A, Series B, Series C, Series P and Series S may be collectively referred to as "Preferred Stock." Preferred Stock and Common Stock may be collectively referred to as "Stock." Pursuant to the terms of the Series A, a five percent (5%) annual dividend is due and owing to Series A holders. Pursuant to the terms of the Series B, an eight percent (8%) annual dividend is due and owing to Series B holders. As of June 30, 1997, the Company has not declared dividends on Series A or Series B. The unpaid cumulative dividends totaled approximately $68,000.

         The total number of shares of the Company's securities entitled to vote at the Meeting is 73,476,598, and the total number of votes entitled to be cast at the Meeting is 76,995,000 (the "Total Votes").

         A majority of the Total Votes entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

         The affirmative vote of a majority of the Total Votes and the affirmative vote of a majority of the shares of Common Stock is required to approve the reverse split of the Common Stock. The affirmative vote of a majority of the Total Votes is required to authorize the change of the name of the Company. Shares which abstain from voting as to the amendments to the Company's Certificate of Incorporation, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a such matter are nonetheless considered outstanding shares and will have the same effect as a vote against the amendments (causing the reverse split of the Common Stock and the name change) to the Company's Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth certain information, as of December 1, 1997, with respect to the beneficial ownership of shares of Stock by (i) each person known to the Company to beneficially own more than 5% of any class of the Company's securities, (ii) the directors of the Company, (iii) the Chief Executive Officer of the Company and the four most highly compensated executive officers (other than the Chief Executive Officer), and (iv) all current directors and executive officers of the Company as a group.


                                                 Amount and Nature
                                            of Beneficial Ownership (1)

    Title of                        Name and Address of                         Number of       Percent of
     Class                           Beneficial Owner (2)                         Shares          Class (3)
     -----                           ----------------                             ------          -----

   Common         George S. Smith (4)                                            6,478,550          8.1
   Series C       3688 N. Littlerock Drive                                             544          2.9
                  Provo, UT 84604

   Common         H. Thomas Ferstl (5)                                           4,635,920          6.0
   Series C       8761 State Street                                                  3,592         19.2
                  Millington, MI  48746

   Common         John D. McPhilimy                                                  - 0 -        - 0 -
                  Dimensional Visions Group, Ltd.
                  8855 N. Black Canyon Highway, Suite 2000
                  Phoenix, AZ  85021

   Common         Sean F. Lee (6)                                                1,854,850          2.5
                  Dimensional Visions Group, Ltd.
                  8855 N. Black Canyon Highway, Suite 2000
                  Phoenix, AZ  85021

   Common         Robert L. Morris, Jr. (7)                                      1,278,000          1.7
   Series S       305 2nd Avenue, #318                                               1,500         69.8
                  New York, NY 10003

   Common         Steven L. Flint                                                    - 0 -        - 0 -
                  946 N. Williams
                  Mesa, AZ 85203

   Common         Hans J. Kaemmlein (8)                                          2,031,120          2.7
                  80 Orville Drive
                  Bohemia, NY  11716

   Common         Lawrence G. Olson                                                  - 0 -        - 0 -
                  214 W. Vista
                  Phoenix, AZ  85021

   Series A       Murray B. Dey                                                      5,000         19.6
                  549 W. Crescent Drive
                  Palo Alto, CA  94301

   Series A       Andrew S. and Eva Kasten Grove Living Trust                        2,500          9.8
                  dated 6/4/70
                  12762 La Cresta Drive
                  Los Altos Hills, CA  94022



                                       3

   Series A       Robert W. and Winnifred R. Johnston                                2,500          9.8
                  9120 Los Lagos Circle S
                  Loomis, CA  95650

   Series A       Elliot B. Lefferts                                                 3,000         11.8
                  Kenneth Leventhal & Co.
                  100 Spear Street, Suite 1200
                  San Francisco, CA  94105

   Series A       Lloyd K. and Harriet Lloyd Trust                                   2,500          9.8
                  dated 6/5/85
                  1200 California Street, 8C
                  San Francisco, CA  94109

   Series A       Richard A. Matza                                                   2,500          9.8
                  1389 W. Main Street, Suite 123
                  Waterbury, CT  06708

   Series A       Richard B. Oliver Revocable Family Trust                           2,500          9.8
                  dated 9/25/72
                  25466 Adobe Lane
                  Los Altos Hills, CA  94022

   Series A       The Robert C. and Jacqueline A. Stibor Family Trust                5,000         19.6
                  9016 Thurberry Lane
                  Las Vegas, NV  89134

   Series B       J. Patrick Carter                                                  1,500         30.0
                  2621 S. Tewilleger Blvd.
                  Tulsa, OK  74114

   Series B       Dale McMackin                                                      1,500         30.0
                  311 W. Edwardsville Road
                  Troy, IL  62294

   Series B       Barbara Stillman                                                   2,000         40.0
                  6528 30th Avenue, NE
                  Seattle, WA  98115

   Series C       Paul R. Essi                                                       1,171          6.3
                  2250 One Cleveland Center
                  Cleveland, OH  44114

   Series C       Marton and Kjellaug M. Klepp                                       1,825          9.8
                  12 Day Road
                  Armonk, NY  10504



                                       4

   Series C       Richard Peery Trust                                                2,068         11.1
                  UTA 7/20/77
                  2200 Cowper Street
                  Palo Alto, CA  94301

   Series C       Vadex-Panama, S.A.                                                 1,097          5.9
                  Mr. Gustavo Nicolich
                  P.O. Box 60040
                  Palo Alto, CA  94306-0040

   Series C       Alejandro and Lida Zaffaroni                                       2,419         12.9
                  c/o G. Silveira
                  Technofyn
                  4005 Miranda Avenue, Suite 180
                  Palo Alto, CA  94304

   Series P       Robert Huskins                                                    67,741         40.4
                  42 Shady Vista Road
                  Rolling Hills Estates, CA  90274

   Series P       John E. Matlock                                                   77,407         46.2
                  19960 N. Denaro Drive
                  Glendale, AZ  85308

   Series P       Midland Trust Company, Ltd.                                       18,899         11.3
                  Roderick Thompson
                  B.A.S.E. 57
                  Rue Grimaldi, Monte Carlo
                  98000 Monaco

   Series S       Joann Furman                                                         650         30.2
                  The North Pole Inn
                  Red Hill
                  Wateringbury
                  Maidstone, Kent
                  England  ME 18 5BJ

   Common         All directors and executive officers as a group                8,231,340         11.2
   Series C       (10 persons) (9)                                                     544          2.9
   Series S                                                                          1,500         69.8

--------------------

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 1, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity. The directors and executive officers do not beneficially own any shares of Preferred Stock except as set forth in the table.

(2) Except as otherwise indicated, all of the shares are owned beneficially and of record. Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(3) Number of shares of Common Stock deemed outstanding includes 73,257,720 shares of Common Stock outstanding as of December 1, 1997, plus any shares subject to options, warrants, convertible debentures or convertible securities held by the person or entity in question that are currently exercisable, exercisable, or convertible (including Preferred Stock) within 60 days following December 1, 1997.

(4) Mr. Smith owns 3,873,110 shares of Common Stock. Also included in the amount are Common Stock purchase warrants to purchase 2,600,000 shares of the Company's Common Stock, and 544 shares of Series C, convertible at 10 to 1 into Common Stock.

(5) Mr. Ferstl owns 3,600,000 shares of Common Stock. Also included in the amount are Common Stock purchase warrants to purchase 1,000,000 shares of Common Stock and 3,592 shares of Series C convertible at 10 to 1 into Common Stock.

(6) Includes 1,528,410 shares of Common Stock which is owned by the Lee Family Partnership of which Mr. Lee is the general partner. Also included in the amount are 26,440 shares of Common Stock and Common Stock purchase warrants to purchase 300,000 shares of Common Stock.

(7) Mr. Morris owns 28,000 shares of Common Stock. Also included in the amount are Common Stock purchase warrants to purchase 1,100,000 shares of Common Stock and 1,500 Series S which is convertible at 100 to 1 into Common Stock.

(8) Mr. Kaemmlein owns 1,831,120 shares of Common Stock. Also included in the amount are Common Stock purchase warrants to purchase 200,000 shares of Common Stock.

(9) Includes Common Stock purchase warrants to purchase in the aggregate 4,000,000 shares of Common Stock, and 544 shares of Series C which would be convertible into 5,440 shares of Common Stock and 1,500 shares of Series S convertible into 150,000 shares of Common Stock and 3,500 Series P convertible into 35,000 shares of Common Stock.


PROPOSAL 1.
-----------

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     CERTIFICATE OF INCORPORATION TO EFFECT
                     ONE-FOR-TWENTY-FIVE REVERSE STOCK SPLIT

         The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment #1") to effect a reverse split of the Company's Common Stock, pursuant to which each twenty-five shares of Common Stock will be automatically converted into one share of Common Stock without any action on the part of the stockholder (the

"Reverse Split"). The text of the Proposed Amendment #1 is set forth in Exhibit A to this Proxy Statement.

         Consummation of the Reverse Split will not change the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 100,000,000 shares, or the par value of the Common Stock per share. The Reverse Split will become effective as of 5:00 p.m., Phoenix, Arizona time (the "Effective Date"), on the date that the certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of Delaware. If for any reason the Board of Directors deems it advisable, Proposed Amendment #1 may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the stockholders).

         In lieu of issuing less than one whole share resulting from the Reverse Split to holders of an odd number of shares, the Company will determine the fair value of each outstanding share of Common Stock on the Effective Date (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase Price will be based on the average daily closing bid price per share of the Common Stock as reported by the primary trading market for the Company's Common Stock, if any, for the ten (10) trading days immediately preceding the Effective Date. In the event the Company determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of the Common Stock, the Company may base the Fractional Share Purchase Price on the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. Stockholders who hold an odd number of shares of Common Stock on the Effective Date will be entitled to receive, in lieu of the less than one whole share arising as a result of the Reverse Split, cash in the amount of the relevant portion of the Fractional Share Purchase Price.

         As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock (plus the relevant portion of the Fractional Share Purchase Price, if any) into which the shares of Stock have been converted as a result of the Reverse Split. No cash payment will be made or new certificate issued to a stockholder until the stockholder has surrendered outstanding certificates together with the letter of transmittal to the Company's exchange agent. See, "- Exchange of Stock Certificates."


Purpose of the Reverse Split
----------------------------

         On October 10, 1997, the Company entered into an agreement with Capital West Investment Group, Inc. ("CWIG") to raise $1 million by sale of up to 42.5% of the Company's Common Stock or other acceptable securities (the "Private Placement") on a "best efforts" basis. The Company's Board of Directors entered into a covenant with CWIG to approve and recommend the Reverse Split of the Common Stock to the Company's stockholders. The Company and CWIG believe that the relatively low current market price per share of the Common Stock may impair the acceptability of the Common Stock to certain investors who may be interested in participating in the Private Placement, institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint. In addition, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commission, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current relatively low per share market price.

         If adopted, the Reverse Split may result in some stockholders owning "odd lots" of less than 100 shares of the Common Stock received as a result of the Reverse Split. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

         The Reverse Split would indirectly result in the authorization of a significant number of additional shares of Common Stock since the outstanding shares of Common Stock would be decreased to 2,930,309 shares but the authorized would remain at 100,000,000.

         Authorization of the Reverse Split of the Common Stock is required to comply with the covenants the Company has entered into with CWIG related to the Private Placement. FAILURE TO APPROVE THE REVERSE SPLIT OF THE COMMON STOCK WILL RESULT IN THE CANCELLATION OF CWIG'S AGREEMENT TO COMPLETE ON A "BEST EFFORTS" BASIS THE PRIVATE PLACEMENT OF $1 MILLION. The Company believes that the authorization of additional shares of Common Stock will also enhance the Company's flexibility for purposes of its future financing needs. The Company believes that having such additional shares available for issuance will enable the Company to take prompt action on such corporate opportunities as may materialize in the future, if the Board of Directors of the Company deems such issuance to be in the best interest of the Company, as well as provide continued incentives to employees through the issuance of stock options. The Board of Directors believes an increase in the authorized shares of Common Stock is essential to meet the immediate financial obligations of the Company and for the future well being of the Company. However, the disadvantage of such increase is that any additional issuances of Common Stock will dilute the percentage of the Company owned by existing stockholders.


Effect of the Reverse Split on Common Stock and Preferred Stock
---------------------------------------------------------------

         As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any action required by the stockholders, be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by twenty-five, plus cash in lieu of any fractional share. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.001 per share following the Effective Date of the

Reverse Split, and the number of shares of Common Stock issued will be reduced. Consequently, the aggregate par value of the issued Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock will be increased by the Reverse Split, the issuance of which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or By-laws.

         Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-laws to dissent from the Reverse Split.

         The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

         None of the shares of Preferred Stock will be split. However, the conversion amounts and voting rights of each class of Preferred Stock will be proportionately adjusted as a result of the Reverse Split as follows: 1.6 shares of Common Stock and 1.6 votes for each share of Series A; 4 shares of Common Stock and 4 votes for each share of Series B; 0.4 shares of Common Stock and 0.4 votes for each share of Series C; 4 shares of Common Stock and 4 votes for each share of Series S; and 0.4 shares of Common Stock and 0.4 votes for each share of Series P. If the Reverse Split is approved, the Series A, Series C, and Series P Preferred Stock will each have fractional votes. If the Reverse Split is approved, conversion of any of said series into Common Stock would cause the issuance of fractional shares of Common Stock. The Company, however, will not issue a fraction of one share of Common Stock, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount equal to such fraction multiplied by the Market Price of Common Stock on the last business day of the week preceding the week in which the conversion privilege was deemed to have been exercised. As used herein, "Market Price" means the last reported sale price regular way on such day or, in case no such reported sale takes place on such day, the reported closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is then listed. No adjustment shall be made for dividends payable on the Preferred Stock as a result of the Reverse Split. All other rights and privileges of the holders of the Preferred Stock will be unaffected by the Reverse Split.

         If the Reverse Split is adopted, the number of shares reserved for grants of stock options and the number of shares that may be purchased upon exercise of options, warrants or other convertible instruments pursuant to existing stock option agreements, warrant agreements or other convertible instruments and the exercise prices thereof will be adjusted appropriately pursuant to the terms of such agreements.

         No Common stockholder's interest will be completely eliminated by virtue of the Reverse Split, except for those stockholders, if any, owning fewer than twenty-five shares of the Common Stock. No officer, director, associate or affiliate of the Company will derive any material benefit from the Reverse Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

Exchange of Stock Certificates
------------------------------

         As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been respectively converted as a result of the Reverse Split (as well as cash in lieu of fractional shares resulting from the Reverse Split). Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.


Federal Income Tax Consequences of the Reverse Split
----------------------------------------------------

         The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to holders of the Common Stock. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The Company believes that the Reverse Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, a stockholder of the Company who exchanges Old Certificates solely for New Certificates received from the Company as a result of the Reverse Split should recognize no gain or loss for federal income tax purposes, except for any cash received by a stockholder in lieu of a fractional share. A stockholder's aggregate tax basis in his Common Stock represented by the New Certificates received from the Company as a result of the Reverse Split should be the same as his aggregate tax basis in the Common Stock represented by the Old Certificates. The holding period of shares of the Common Stock represented by the New Certificates received from the Company as a result of the

Reverse Split should include the period during which shares of the Common Stock surrendered in exchange therefor were held, provided all such shares of Common Stock were held as a capital asset on the date of the exchange.

         A stockholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to him and then immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such stockholder's Common Stock allocable to the fractional shares, had they actually been issued. Such gain or loss will generally be a capital gain or loss if such stockholder's Common Stock was held as a capital asset, and any such capital gain or loss will generally be a long-term capital gain or loss to the extent such stockholder's holding period for his Common Stock exceeds eighteen months.

         THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT #1 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT #1. FAILURE TO APPROVE THE REVERSE SPLIT OF THE COMMON STOCK WILL RESULT IN THE CANCELLATION OF CWIG'S
AGREEMENT TO COMPLETE ON A "BEST EFFORTS" BASIS THE PRIVATE PLACEMENT OF $1 MILLION.


PROPOSAL 2.
-----------

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                             TO EFFECT A NAME CHANGE

         The Board of Directors has adopted a resolution declaring the advisability of, and is submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment #2") to effect a change in the name of the Corporation to Dimensional Visions Incorporated. The Board of Directors believes it is appropriate to change the name in order to clarify the nature and purpose of the Company. Management of the Company has, from time to time, received comments which indicate there may be some confusion about the Company resulting from use of the words "Group" and "Ltd." in the Company name, including without limitation, whether the Company is a conglomerate consisting of a diverse collection of operating subsidiaries, and whether the Company is domiciled in Canada. Accordingly, the Board of Directors believes using a more common word to readily identify the Company as a United States corporation will enhance the corporate image. If for any reason the Board of Directors deems it advisable, Proposed Amendment #2 may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the stockholders).

         THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT #2 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT #2.

                                     GENERAL


Other Matters
-------------

         The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.


Stockholder Proposals For 1998 Annual Meeting
---------------------------------------------

         Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at present office at 8855 North Black Canyon Highway, Suite 2000, Phoenix, Arizona 85021, or if after December 15, 1997, then at its new principal executive offices, 2301 West Dunlap Avenue, Phoenix, Arizona 85021, no later than February 1, 1998 in order to be considered for inclusion in the proxy statement relating to that meeting.


Costs of Solicitation
---------------------

         The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company has also retained the services of Beacon Hill Partners, Inc. to provide proxy solicitation services in connection with the Meeting at an estimated cost of $4,000 plus incidental expenses. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                             By Order of the Board of Directors,



                                             GEORGE S. SMITH,
                                             Chairman of the Board

Phoenix, Arizona
December 1, 1997

         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                    EXHIBIT A


RESOLVED:         That,  subject  to   stockholder   approval,   the   following
                  paragraph be inserted prior to the Article FOURTH of the Certificate of Incorporation:

                  "That upon the filing date of the Certificate of Amendment of Restated Certificate of Incorporation of the Corporation (the "Effective Date"), a one-for-twenty-five reverse split of the Corporation's Common Stock shall become effective, such that each twenty-five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall represent one share of Common Stock from and after the Effective Date."

                                    EXHIBIT B


RESOLVED:         That,  subject to  stockholder approval,  Article FIRST of the
                  Certificate of Incorporation shall be amended and restated as follows:

                  "FIRST: The name of the corporation (hereinafter called the "corporation") is

                                 DIMENSIONAL VISIONS INCORPORATED"

                         DIMENSIONAL VISIONS GROUP, LTD.

8855 North Black Canyon Highway, Suite 2000       2301 West Dunlap Avenue
          Phoenix, Arizona 85021                  Phoenix, Arizona 85021
   Until approximately December 15, 1997   After approximately December 15, 1997

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 8, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

         The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) George S. Smith, John D. McPhilimy, and Roy
D. Pringle, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of DIMENSIONAL VISIONS GROUP, LTD. (the "Company") to be held on January 8, 1998 at 10:00 a.m. at the offices of Gammage & Burnham P.L.C., Two North Central Avenue, Suite 1800, Phoenix, Arizona 85004, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

         A VOTE "FOR" PROPOSED AMENDMENT #1 AND PROPOSED AMENDMENT #2 TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS RECOMMENDED BY THE BOARD OF DIRECTORS.

         FAILURE TO APPROVE THE REVERSE SPLIT OF THE COMMON STOCK WILL RESULT IN THE CANCELLATION OF CWIG'S AGREEMENT TO COMPLETE ON A "BEST EFFORTS" BASIS THE PRIVATE PLACEMENT OF $1 MILLION.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

1. To approve the amendment to the Company's Certificate of Incorporation to effect a one-for-twenty-five reverse split of the Common Stock.

         [ ] FOR                [ ] AGAINST                     [ ] ABSTAIN

2. To approve the amendment to the Company's Certificate of Incorporation to change the name of the Corporation.

         [ ] FOR                [ ] AGAINST                     [ ] ABSTAIN

3. In their discretion, to transact such other business as may properly come before this meeting and any adjournments thereof.

         [ ] FOR                [ ] AGAINST                     [ ] ABSTAIN


                    Please mark your votes as indicated: [X]


             UNLESS PREVIOUSLY REVOKED THIS PROXY SHALL REMAIN VALID
                   AND IN FULL EFFECT UNTIL FEBRUARY 28, 1998.


MARK HERE FOR ADDRESS CHANGE    [  ]     MARK HERE IF YOU PLAN TO ATTEND    [  ]
AND NOTE AT LEFT                         THE MEETING


                                                     Dated:_______________, 199_



                                                     ___________________________
                                                     Signature



                                                     ___________________________
                                                     Signature if held jointly


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.